As filed with the Securities and Exchange Commission on July 13, 2020

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

nCino, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-4353148
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6770 Parker Farm Drive

Wilmington, North Carolina 28405

(888) 676-2466

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pierre Naudé

President and Chief Executive Officer

nCino, Inc.

6770 Parker Farm Drive

Wilmington, North Carolina 28405

(888) 676-2466

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Martin Wellington Robert A. Ryan Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300	Paul D. Tropp Michael S. Pilo Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-239335

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)(3)
Common stock, $0.0005 par value per share	500,250	$31.00	$15,507,750	$2,012

(1)

The Registrant is registering 500,250 shares of common stock pursuant to this Registration Statement, which includes 65,250 shares which the underwriters have the option to purchase. Does not include shares of common stock that the Registrant previously registered on Registration Statement on Form S-1 (File No. 333-239335), as amended (the “Registration Statement”).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The Registrant previously registered 8,768,750 shares of its common stock on the Registration Statement, which was declared effective by the Securities and Exchange Commission on July 13, 2020, for which the registrant previously paid a filing fee of $33,008. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having the proposed maximum aggregate offering price of $15,507,750 is hereby registered.

This registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), nCino, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-239335) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on June 22, 2020, and subsequently amended on July 6, 2020 and July 10, 2020, and which the Commission declared effective on July 13, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.0005 per share, offered by the Registrant by 500,250 shares, 65,250 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit number	Description

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1†	Power of Attorney

*	Filed herewith.
†	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-239335).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, North Carolina, on the 13th day of July, 2020.

nCino, Inc.

By:	/s/ Pierre Naudé
Pierre Naudé
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Pierre Naudé Pierre Naudé	President and Chief Executive Officer; Director (Principal Executive Officer)	July 13, 2020

/s/ David Rudow David Rudow	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 13, 2020

/s/ Jeanette Sellers Jeanette Sellers	Vice President of Accounting (Principal Accounting Officer)	July 13, 2020

* Steven Collins	Director	July 13, 2020

* Jon Doyle	Director	July 13, 2020

* Jeffrey Horing	Director	July 13, 2020

* Pam Kilday	Director	July 13, 2020

* Spencer Lake	Director	July 13, 2020

* Jeffrey Lunsford	Director	July 13, 2020

* William Ruh	Director	July 13, 2020

*By:	/s/ Pierre Naudé
Pierre Naudé Attorney-in-Fact